Exhibit 99.1
Martha Stewart Living Omnimedia Reports
Third Quarter 2011 Results
New York, New York — November 1, 2011 — Martha Stewart Living Omnimedia, Inc. (NYSE: MSO) today announced its results for the third quarter ended September 30, 2011. The Company reported revenue for the third quarter of $52.2 million.
Lisa Gersh, President and Chief Operating Officer, said, “The Company generated slightly higher revenues than in the third quarter of 2010, however there is a lot of work to do to reach the performance levels that we think MSLO can achieve. In the last few months we have added strong management talent to our team and we are working to improve performance, with an initial priority focus on our publishing business. Meanwhile, our merchandising business continues to produce solid growth, led by our relationships with The Home Depot and Macy’s and supported by a portfolio of trusted and popular brands and attractive product categories. Overall, our focus is on restoring profitable, long-term growth by leveraging the power of the Martha and Emeril brands and emphasizing a disciplined and focused approach to our operations.”
Third Quarter 2011 Summary
Revenues were $52.2 million in the third quarter of 2011, compared to $49.7 million in the third quarter of 2010, as higher merchandising revenue was mostly offset by modest declines in publishing revenue.
Adjusted EBITDA for the third quarter of 2011 was a loss of $(2.3) million, compared to a loss of $(5.6) million in the prior year period.
Operating loss for the third quarter of 2011 amounted to $(9.3) million, which included a $(3.8) million restructuring charge in the quarter related to changes in executive management and professional fees. Operating loss for the third quarter of 2010 was $(7.9) million. Absent the restructuring charge, operating loss improved year-over-year helped by higher merchandising profits and a reduced operating loss in broadcasting.
Net loss per share was $(0.18) for the third quarter of 2011, compared to a net loss per share of $(0.16) for the third quarter of 2010.

Third Quarter 2011 Results by Segment

	Three Months Ended, September 30
	(unaudited, in thousands)
	2011	2010
REVENUES
Publishing	$33,242	$34,318
Broadcasting	6,626	5,795
Merchandising	12,336	9,575

Total Revenues	$52,204	$49,688

ADJUSTED EBITDA
Publishing	$(2,768)	$(842)
Broadcasting	(803)	(3,459)
Merchandising	7,388	5,464
Corporate	(6,160)	(6,739)

Total Adjusted EBITDA	$(2,343)	$(5,576)

OPERATING (LOSS)/INCOME
Publishing[1]	$(3,585)	$(1,113)
Broadcasting[1]	(1,320)	(4,074)
Merchandising	7,179	5,501
Corporate[1]	(11,568)	(8,222)

Total Operating Loss[1]	$(9,294)	$(7,908)

[1]	The Company recorded restructuring charges in the third quarter of 2011 totaling (in thousands) $3,792, allocated as follows: Publishing: $350; Broadcasting: $354; and Corporate: $3,088.

Publishing
Revenues in the third quarter of 2011 were $33.2 million, compared to $34.3 million in the prior year’s third quarter, due, principally, to fewer print advertising pages in the quarter. Digital advertising revenue improved 17%.
Adjusted EBITDA was a loss of $(2.8) million in the third quarter of 2011, compared to a loss of $(0.8) million in the prior year’s quarter, due to lower revenues, and slightly higher paper, printing and distribution expenses in the quarter.
Operating loss amounted to $(3.6) million for the third quarter of 2011, compared to an operating loss of $(1.1) million in the prior year’s quarter, due to lower advertising revenues, and slightly higher paper, printing and distribution expenses in the quarter.
Highlights
•	According to comScore Unified data, unique visitors across MSLO’s websites increased 22% and page views were up 28% over the prior year’s period.
•	Martha’s 74th book, Martha Stewart’s Handmade Holiday Crafts, was published in late September.
•	Chef Emeril Lagasse’s newest cookbook, Sizzling Skillets and Other One-Pot Wonders, made its debut in late September. It is Emeril’s 16th title.
•	MSLO began offering a digital subscription plan for the iPad editions of Martha Stewart Living and Everyday Food magazines, and last month they became available on Apple’s Newsstand, a key feature of iOS 5.
Broadcasting
Revenue in the third quarter of 2011 was $6.6 million up 14% compared to $5.8 million in the third quarter of 2010 due to delivery of new programming which includes “Emeril’s Table.”
Adjusted EBITDA was a loss of $(0.8) million for the third quarter of 2011 compared to a loss of $(3.5) million in the prior year’s third quarter.
Operating loss was $(1.3) million for the third quarter of 2011, compared to an operating loss of $(4.1) million in the third quarter of 2010.
Highlights
•	MSLO named two new hires for its television business: Geoffrey A. Darby as General Manager for the TV business and Michael Morrison as Executive Producer of “The Martha Stewart Show.”
•	“The Martha Stewart Show” had its season seven premiere on Hallmark Channel on September 26, anchoring a block of programming that includes new seasons of “Martha Bakes” and “Mad Hungry with Lucinda Scala Quinn.”
•	“Emeril’s Table,” a new series featuring Emeril Lagasse, premiered on Hallmark Channel on September 26.

Merchandising
Revenues were up 29% to $12.3 million for the third quarter of 2011, as compared to $9.6 million in the prior year’s third quarter, led by strength in the Martha Stewart Living line at The Home Depot and the Martha Stewart Collection at Macy’s.
Adjusted EBITDA was $7.4 million for the third quarter of 2011, compared to $5.5 million in the prior year’s third quarter.
Operating income was $7.2 million for the third quarter of 2011, compared to operating income of $5.5 million in the third quarter of 2010.
Highlights
•	The Martha Stewart Collection at Macy’s performed well in the quarter and continues to be the No. 1 brand in the retailer’s home category, led by strong sales in textiles and tabletop.
•	The Martha Stewart Living line at The Home Depot demonstrated solid performance in the quarter driven by strength in storage and organization, outdoor furniture, kitchen cabinetry and décor.
•	Martha Stewart Crafts benefited from strong sales at Michaels and Jo-Ann Fabrics and Crafts as well as the expansion of the craft line with the launch of Martha Stewart Crafts Paint and the Martha Stewart Crafts Yarn program.
•	Martha Stewart Pets at PetSmart expanded its assortment with the introduction of a new product line for cats at PetSmart.
•	Emeril’s business also had a solid quarter driven by three successful appearances on HSN and the expansion of his coffee line with Timothy’s.
•	MSLO announced that the Company will launch a new line of home office products, Martha Stewart Home Office™ with Avery®, exclusively at Staples; the line will debut in early 2012.
Corporate
Adjusted EBITDA reflects charges of $(6.2) million in the third quarter of 2011 compared to charges of $(6.7) million in the prior year’s quarter. Total Corporate expenses were $(11.6) million, including $(3.1) million of the total $(3.8) million restructuring charge, in the third quarter of 2011 compared to $(8.2) million in the prior year’s quarter.
The Company will host a conference call with analysts and investors on November 1, 2011 at 8:00 am EDT that will be broadcast live over the Internet at www.marthastewart.com/ir, and an archived version will be available through November 15, 2011.

Use of Non-GAAP Financial Information
In addition to using net income to assess the organization’s overall financial health, Company management uses consolidated net income/(loss) before interest income or expense, taxes, depreciation and amortization, impairment, non-cash equity compensation expense, restructuring charges and other expense (including loss on equity securities) (“adjusted EBITDA”), a non-GAAP financial measure, to evaluate the performance of our businesses on a real-time basis. Adjusted EBITDA is considered an important indicator of operational strength, is a direct component of the Company’s annual compensation program, and is a significant factor in helping our management determine how to allocate resources and capital. Adjusted EBITDA is used in addition to and in conjunction with results presented in accordance with GAAP. Management considers adjusted EBITDA to be a critical measure of operational health because it captures all of the revenue and ongoing operating expenses of our businesses without the influence of (i) interest charges, which result from our capital structure, not our ongoing business efforts, (ii) taxes, which relate to the overall organizational financial return, not that of any one business, (iii) the capital expenditure costs associated with depreciation and amortization, which are a function of historical decisions on infrastructure and capacity, (iv) the cost of non-cash equity compensation which, as a function of our stock price, can be highly variable, is not necessarily an indicator of current operating performance for any individual business unit, and is amortized over the various periods, (v) non-cash impairment charges, which are impacted by macro-economic conditions and do not necessarily reflect operating performance, (vi) restructuring charges, which include non-recurring charges such as employee severance and certain professional fees that do not necessarily reflect ongoing operating performance, and (vii) other income/(expense) which may include non-operational items.
Adjusted EBITDA provides a means to directly evaluate the ability of our business operations to generate returns on a real-time basis. We provide disclosure of adjusted EBITDA because we believe it is useful for investors to have means to assess our performance as we do. While adjusted EBITDA is a customized non-GAAP measure, it also provides a means to analyze value and compare our operating capabilities to those of companies with which we compete, many of which have different compensation plans, depreciation and amortization costs, capital structures and tax burdens. But please note that our non-GAAP results may differ from similar measures used by other companies, even if similar terms are used to identify such measures.
A limitation of adjusted EBITDA is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues for our overall organization. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. Management also evaluates the cost of capitalized tangible and intangible assets by analyzing returns provided on the capital dollars deployed. A further limitation of adjusted EBITDA is that it does not include stock compensation expense related to our workforce. Adjusted EBITDA should be considered in addition to, and not as a substitute for, net income or other measures of financial performance reported in accordance with GAAP.
About Martha Stewart Living Omnimedia, Inc.
Martha Stewart Living Omnimedia, Inc. (MSLO) is a leading provider of original “how-to” information, inspiring and engaging consumers with unique lifestyle content and high-quality products. MSLO is organized into the following business segments: Publishing, Broadcasting, and Merchandising. MSLO is listed on the New York Stock Exchange under the ticker symbol MSO.

Forward-Looking Statements
We have included in this press release certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our current beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. These statements include estimates of future financial performance, potential opportunities, expected product line expansions and additions, future acceptability of our content and our businesses, anticipated growth, and other statements that can be identified by terminology such as “may,” “will,” “should,” “could,” “position,” “expects,” “intends,” “plans,” “thinks,” “believes,” “estimates,” “potential,” “seem,” “counting” or “continue” or the negative of these terms or other comparable terminology. The Company’s actual results may differ materially from those projected in these statements, and factors that could cause such differences include: adverse reactions to publicity relating to Martha Stewart or Emeril Lagasse by consumers, advertisers and business partners; the failure of national and/or local economies to improve or renewed deterioration of such economies; inability to execute upon our business strategies; a loss of the services of Ms. Stewart or Mr. Lagasse; a loss of the services of other key personnel; a renewed softening of the domestic advertising market; changes in consumer reading, purchasing and/or television viewing patterns to which our offerings are unable to respond; unanticipated increases in paper, postage or printing costs; operational or financial problems at any of our contractual business partners; the receptivity of consumers to our new product introductions; the inability to add to our partnerships or capitalize on existing partnerships; and changes in government regulations affecting the Company’s industries.
Certain of these and other factors are discussed in more detail in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, especially under the heading “Risk Factors,” which may be accessed through the SEC’s World Wide Web site at http://www.sec.gov/. The Company is under no obligation to update any forward-looking statements after the date of this release.
CONTACT: Katherine Nash, Corporate Communications and Investor Relations, Martha Stewart Living Omnimedia, Inc., +1-212-827-8722, knash@marthastewart.com

Martha Stewart Living Omnimedia, Inc.
Consolidated Statements of Operations
Three Months Ended September 30 ,
(unaudited, in thousands, except share and per share amounts)

	2011	2010
REVENUES
Publishing	$33,242	$34,318
Broadcasting	6,626	5,795
Merchandising	12,336	9,575

Total revenues	52,204	49,688

OPERATING COSTS AND EXPENSES

Production, distribution and editorial	29,361	29,184
Selling and promotion	15,073	14,803
General and administrative	12,245	11,982
Depreciation and amortization	1,027	1,627
Restructuring charge	3,792	—

Total operating costs and expenses	61,498	57,596

OPERATING LOSS	(9,294)	(7,908)

OTHER INCOME / (EXPENSE)
Interest income, net	61	46
Loss on sale of fixed asset	—	(647)
Gain on sale of short-term investments	—	403
Loss on equity securities	(190)	(5)

Total other expense	(129)	(203)

LOSS BEFORE INCOME TAXES	(9,423)	(8,111)

Income tax provision	(278)	(475)

NET LOSS	$(9,701)	$(8,586)

LOSS PER SHARE — BASIC AND DILUTED
Net loss	$(0.18)	$(0.16)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and Diluted	54,990	54,487

Martha Stewart Living Omnimedia, Inc.
Consolidated Statements of Operations
Nine Months Ended September 30 ,
(unaudited, in thousands, except per share amounts)

	2011	2010
REVENUES
Publishing	$102,059	$100,945
Broadcasting	22,195	26,076
Merchandising	35,484	31,200

Total revenues	159,738	158,221

OPERATING COSTS AND EXPENSES

Production, distribution and editorial	91,078	85,837
Selling and promotion	42,394	42,889
General and administrative	38,084	37,887
Depreciation and amortization	2,947	3,689
Restructuring charge	3,792	—

Total operating costs and expenses	178,295	170,302

OPERATING LOSS	(18,557)	(12,081)

OTHER (EXPENSE) / INCOME
Interest expense, net	(65)	(62)
Loss on sale of fixed asset	—	(647)
Gain on sale of short-term investments	—	403
Income / (loss) on equity securities	15	(24)

Total other expense	(50)	(330)

LOSS BEFORE INCOME TAXES	(18,607)	(12,411)

Income tax provision	(1,109)	(1,289)

NET LOSS	$(19,716)	$(13,700)

LOSS PER SHARE — BASIC AND DILUTED
Net Loss	$(0.36)	$(0.25)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and diluted	54,825	54,416

Martha Stewart Living Omnimedia, Inc.
Consolidated Balance Sheets
(in thousands, except per share amounts)

	September 30,	December 31,
	2011	2010
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$14,989	$23,204
Short-term investments	10,535	10,091
Accounts receivable, net	45,635	59,250
Inventory	8,518	5,309
Deferred television production costs	2,811	2,413
Other current assets	6,394	4,772

Total current assets	88,882	105,039

PROPERTY, PLANT AND EQUIPMENT, net	13,970	14,507
GOODWILL, net	45,107	45,107
OTHER INTANGIBLE ASSETS, net	46,538	46,547
OTHER NONCURRENT ASSETS, net	8,969	11,114

Total assets	$203,466	$222,314

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$28,514	$30,062
Accrued payroll and related costs	7,917	6,541
Current portion of deferred subscription revenue	13,714	18,734
Current portion of other deferred revenue	6,585	4,732
Current portion of loan payable	3,000	1,500

Total current liabilities	59,730	61,569

DEFERRED SUBSCRIPTION REVENUE	4,123	4,529
OTHER DEFERRED REVENUE	3,165	1,413
LOAN PAYABLE	3,000	7,500
DEFERRED INCOME TAX LIABILITY	5,537	4,527
OTHER NONCURRENT LIABILITIES	4,026	3,743

Total liabilities	79,581	83,281

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Class A common stock, $0.01 par value, 350,000,000 shares authorized: 29,501,969 and 28,753,212 shares outstanding in 2011 and 2010, respectively	295	288
Class B common stock, $0.01 par value, 150,000,000 shares authorized: 25,984,625 and 26,317,960 shares outstanding in 2011 and 2010, respectively	260	263
Capital in excess of par value	300,232	295,576
Accumulated deficit	(175,917)	(156,201)
Accumulated other comprehensive loss	(210)	(118)
	124,660	139,808

Less: class A treasury stock — 59,400 shares at cost	(775)	(775)

Total shareholders’ equity	123,885	139,033

Total liabilities and shareholders’ equity	$203,466	$222,314

Martha Stewart Living Omnimedia, Inc.
Supplemental Disclosures Regarding Non-GAAP Financial Information
Three Months Ended September 30,
(unaudited, in thousands)
The following table presents segment and consolidated financial information, including a reconciliation of operating income/(loss), a GAAP measure, and adjusted EBITDA, a non-GAAP measure. In order to reconcile adjusted EBITDA to operating income, depreciation and amortization, non-cash equity compensation, and non-cash impairment charges are added back to operating income/(loss).

	2011	2010

ADJUSTED EBITDA
Publishing	$(2,768)	$(842)
Broadcasting	(803)	(3,459)
Merchandising	7,388	5,464
Corporate	(6,160)	(6,739)

Adjusted EBITDA	(2,343)	(5,576)

NON-CASH EQUITY COMPENSATION
Publishing	273	18
Broadcasting	35	3
Merchandising	201	(50)
Corporate	1,623	734

Total Non-Cash Equity Compensation	2,132	705

DEPRECIATION AND AMORTIZATION
Publishing	194	253
Broadcasting	128	612
Merchandising	8	13
Corporate	697	749

Total Depreciation and Amortization	1,027	1,627

RESTRUCTURING CHARGE
Publishing	350	—
Broadcasting	354	—
Corporate	3,088	—

Total Restructuring Charge	3,792	—

OPERATING (LOSS) / INCOME
Publishing	(3,585)	(1,113)
Broadcasting	(1,320)	(4,074)
Merchandising	7,179	5,501
Corporate	(11,568)	(8,222)

Total Operating Loss	(9,294)	(7,908)

OTHER INCOME / (EXPENSE)
Interest income, net	61	46
Loss on sale of fixed asset	—	(647)
Gain on sale of short-term investments	—	403
Loss on equity securities	(190)	(5)

Total other expense	(129)	(203)

LOSS BEFORE INCOME TAXES	(9,423)	(8,111)

Income tax provision	(278)	(475)

NET LOSS	$(9,701)	$(8,586)

Martha Stewart Living Omnimedia, Inc.
Supplemental Disclosures Regarding Non-GAAP Financial Information
Nine Months Ended September 30,
(unaudited, in thousands)
The following table presents segment and consolidated financial information, including a reconciliation of operating income/(loss), a GAAP measure, and adjusted EBITDA, a non-GAAP measure. In order to reconcile adjusted EBITDA to operating income, depreciation and amortization, non-cash equity compensation, and non-cash impairment charges are added back to operating income/(loss).

	2011	2010

ADJUSTED EBITDA
Publishing	$(5,856)	$(385)
Broadcasting	(2,842)	(1,389)
Merchandising	21,431	18,824
Corporate	(20,005)	(21,267)

Adjusted EBITDA	(7,272)	(4,217)

NON-CASH EQUITY COMPENSATION
Publishing	600	482
Broadcasting	61	217
Merchandising	211	635
Corporate	3,674	2,841

Total Non-Cash Equity Compensation	4,546	4,175

DEPRECIATION AND AMORTIZATION
Publishing	543	922
Broadcasting	359	748
Merchandising	24	35
Corporate	2,021	1,984

Total Depreciation and Amortization	2,947	3,689

RESTRUCTURING CHARGE
Publishing	350	—
Broadcasting	354	—
Corporate	3,088	—

Total Restructuring Charge	3,792	—

OPERATING (LOSS) / INCOME
Publishing	(7,349)	(1,789)
Broadcasting	(3,616)	(2,354)
Merchandising	21,196	18,154
Corporate	(28,788)	(26,092)

Total Operating Loss	(18,557)	(12,081)

OTHER (EXPENSE) / INCOME
Interest expense, net	(65)	(62)
Loss on sale of fixed asset	—	(647)
Gain on sale of short-term investments	—	403
Income / (loss) on equity securities	15	(24)

Total other expense	(50)	(330)

LOSS BEFORE INCOME TAXES	(18,607)	(12,411)
Income tax provision	(1,109)	(1,289)

NET LOSS	$(19,716)	$(13,700)